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                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Vista Information Solutions, Inc. on Form S-8 of our report dated April 7, 1999, appearing in the Annual Report on Form 10-KSB of Vista Information Solutions, Inc. for the year ended December 31, 1998.

                                       DELOITTE & TOUCHE LLP

San Diego, California
May 11, 1999